CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Registration Statement on Form N-1A of INVESCO Advantage Series Funds, Inc.


/s/ PricewaterhouseCoopers, LLP
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PricewaterhouseCoopers, LLP

Denver, Colorado
June 23, 2000